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                         SIDLEY AUSTIN BROWN & WOOD LLP

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                                 March 23, 2005

DaimlerChrysler North America Holding Corporation
1000 Chrysler Drive
Auburn Hills, MI  48326

DaimlerChrysler AG
Epplestrasse 225
70567 Stuttgart, Germany

Ladies and Gentlemen:

         We have acted as special United States tax counsel to DaimlerChrysler North America Holding Corporation, a Delaware corporation ("DCNAH"), and DaimlerChrysler AG, a stock corporation organized and existing under the laws of the Federal Republic of Germany ("DCAG"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the registration statement on Form F - 3 (the "Registration Statement") relating to the public offering, from time to time, of DCNAH's Medium Term Notes, Series E, due nine months or more from the date of issuance (the "Series E Notes") and DCNAH's DaimlerChrysler North America InterNotes, due nine months or more from the date of issuance (the "InterNotes," and, together with the Series E Notes, the "Notes"). Each issuance of Notes will have endorsed thereon the unconditional and irrevocable guarantee of DCAG of all payments of principal (and premium, if any) and interest, if any, or other additional amounts, if any, thereon due (each, a "Guarantee"). The Notes and Guarantees will be issued under an indenture, dated as of September 17, 1996, entered into by and among DCNAH, DaimlerChrysler Canada Finance, Inc., DaimlerChrysler International Finance B.V., as issuers, DCAG, as Guarantor and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), as amended (the "Indenture").

         In connection with this opinion, we have examined the Registration Statement, the prospectus and the supplements to the prospectus included in the Registration Statement (the prospectus and the supplements to the prospectus, together the "Prospectus"), the Indenture, the form of the Securities and the Guarantees and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Note


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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

DaimlerChrysler North America Holding Corporation
DaimlerChrysler AG
March 23, 2005
Page 2


issuances that have come to our attention during our engagement and (ii) that the Note issuances will be consummated in the manner described in the Registration Statement and the Indenture.

         Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in each prospectus supplement under the heading "Tax Considerations" (the "Discussion"), it is our opinion that the Discussion is a fair summary of certain United States federal income tax considerations of an investment in the Notes. We express no opinion as to whether the Discussion addresses all of the United States federal income tax consequences of an investment in the Notes. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. We also note that the Registration Statement does not relate to a specific transaction. Accordingly, the above - referenced description of United States federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

         In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue or incorrect.

         This opinion is furnished to you solely for use in connection with the filing of the Registration Statement with the Commission and is not to be used for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the headings "Tax Considerations" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,


                                /s/ Sidley Austin Brown & Wood LLP